10.4     PROMISSORY Note

Los Angeles, CA
$300,000.00                                                    March 3, 2003

         FOR VALUE RECEIVED, the undersigned CITA Biomedical, Inc., a Delaware corporation ("Maker") hereby promises to pay to the holder hereof ("Holder"), the principal sum of Three Hundred Thousand Dollars ($300,000.00), together with interest from the date hereof, in accordance with the following terms and conditions.

         1. Payment of Principal and Interest. Maker will pay in full the outstanding principal balance of this Note, along with all accrued and unpaid interest thereon, within one hundred (100) calendar days from the date hereof (the "Due Date").

         2. Manner and Place of Payment. All payments under this Note will be made in lawful money of the United States of America, by cashier's check or wire transfer of immediately available funds, to Holder at 11111 Santa Monica Boulevard, Suite 650, Los Angeles, California, or at such other place as may be designated by Holder in writing.

         3. Time of the Essence. Time is of the essence of this Note and of each and every term, covenant and condition herein, including without limitation all payment obligations of Maker.

         4. Interest. This Note shall bear and accrue interest on the outstanding principal balance and accrued but unpaid interest at the rate of ten percent (10%) per annum, compounded monthly, commencing as of the date hereof and continuing through the Due Date.

         5. Default Rate. If Maker fails to pay when due any amount payable with respect to any of the obligations of Maker under this Note, or upon the occurrence of any other event of Default (defined in Paragraph 9 below), interest shall accrue and be payable on the full outstanding balance under this Note at a rate equal to five percent (5%) per annum in excess of the interest rate specified in Paragraph 4 above, compounded monthly, calculated from the date of Default until all amounts payable under the Note are paid in full.

         6. Maximum Rate. If the applicable interest rate set forth in this Note exceeds the maximum rate of interest permitted by applicable law during any period of this Note, the interest rate shall be an amount equal to the maximum interest rate permitted by law during any such period. All provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or payable hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provisions of this Note, at the time performance of such provisions shall be due, shall involve exceeding the legal interest rate, then the obligation to be fulfilled shall be reduced to the limit of legal validity.

         7. Optional Prepayment. Maker may, at any time and from time to time, prepay all or part of the unpaid principal balance or interest evidenced by this Note, without notice, premium, or penalty. All amounts prepaid pursuant to this section shall be applied first to any costs, fees or expenses owed to Holder, then to any accrued and unpaid interest, and then to the outstanding principal balance of this Note.

         8. Application of Payment. Each payment due under this Note will be applied first to any costs, fees or expenses owed by Maker hereunder, then to the payment of accrued interest then due, and thereafter to the reduction of the unpaid principal balance of this Note.

         9. Default. Default shall include, but not be limited to, any of the following: (a) the failure of Maker to make any payment required under this Note when due; (b) any breach, misrepresentation or other default by Maker, any guarantor, or any person or entity other than Maker providing security for this Note (individually and collectively, "Obligor") under any security agreement, guaranty or other agreement between Holder and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment or commencement of any proceedings for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceedings for the dissolution or liquidation of any Obligor; (h) the termination of existence of any Obligor; (i) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (j) the filing or recording against any Obligor, or the property of any Obligor, of any notice or levy, notice to withhold, or other legal process for taxes other than property taxes; (k) the default by any Obligor on any obligation concerning the borrowing of money; or (l) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien.

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10.  Waivers.  Maker,  and any  endorsers of this Note,  for the maximum period of time and the full extent permitted by law: (a) waive diligence, presentiment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; (c) waive the right to require Holder, prior to exercising any rights hereunder, to first proceed against any Obligor or any security; (d) waive all other rights and defenses of any kind, except timely satisfaction in full of all obligations under this Note, and (e) consent to renewals and extensions of time for the payment of any amounts due under this Note.

         11. Remedies Cumulative. All remedies of Holder under this Note and any guarantee or security agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         12. Attorneys'Fees. If this Note or any portion thereof is not paid when due, Maker shall pay all costs of collection and reasonable attorneys' fees, costs and expenses incurred by Holder hereof on account of such collection, whether or not suit is filed hereon and whether or not Holder prevails in such collection efforts.

         13. Arbitration. Any controversy, dispute or claim of any nature whatsoever arising out of or related to this Note, including the issue of arbitrability of any such dispute, shall be resolved by binding arbitration before a retired judge at JAMS in Santa Monica, California. The prevailing party shall be entitled to recover all attorney's fees, costs and expenses in addition to other allowable costs.

         14. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, and construed in accordance with, the laws of the State of California, without regard to conflicts of laws principles thereof.

         15. Severability. Every provision of this Note is intended to be severable. If any term of provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         16. Amendments. This Note is complete and integrated, and may not be modified or amended except in writing signed by both Holder and Maker. Except as expressly stated herein, no promises, agreements or representations of any kind were made to Maker to induce Maker to execute this Note.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

                                         CITA BIOMEDICAL, INC.


                                         By:
                                             -------------------------
                                             Joseph Dunn, President & CEO


                                         By:
                                             -------------------------
                                             Its______________________


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